FOR IMMEDIATE RELEASE

1330 Avenue of the Americas
New York, NY 10019
Contact:
William A. Walkowiak, CFA
Senior Vice President, Investor Relations
(212) 277-1150
wwalkowiak@nexcenbrands.com

NexCen Brands Provides Business Update

Delays Filing First Quarter 2008 10-Q and
Expects to Amend 2007 10-K

Plans Review of Strategic Alternatives

Provides Preliminary Selected First Quarter 2008 Operating Results

NEW YORK - May 19, 2008 - NexCen Brands, Inc. (NASDAQ: NEXC) today provided a business update.

The company announced that it will delay the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 and that it expects to amend the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.  The company filed a Current Report on Form 8-K this morning which provides more detail on these matters.

In the course of preparing its first quarter 2008 10-Q and following the appointment of its new Chief Financial Officer, the company conducted a review of its prior public filings, including the terms of the January 2008 amendments to its bank credit facility. NexCen’s bank credit facility with BTMU Capital Corporation was amended in January 2008 at the time of the acquisition of the Great American Cookie business. The amendments allowed NexCen to borrow an additional $70 million to finance a portion of the acquisition purchase price and included an accelerated-redemption feature applicable to $35 million of the $70 million. Specifically, the amendments require that the $35 million be reduced to $5 million by October 17, 2008.  The company concluded that disclosures regarding the accelerated-redemption feature of its bank credit facility, as well as other changes that reduced the amount of cash available to the company for general use, were not contained in the company’s 2007 Annual Report on Form 10-K or the January 29, 2008 Current Report on Form 8-K filed in connection with the acquisition of Great American Cookies.

Based on information that is now known, the company believes that there is substantial doubt about its ability to continue as a going concern, and pending completion of an independent review discussed below, that this substantial doubt also may have existed at the time the company filed its 2007 10-K. The company is continuing to review all of the relevant facts and circumstances. To assist in evaluating and resolving these matters, the audit committee of the company’s Board of Directors has retained independent counsel to conduct an independent review of the situation. The company has concluded that its 2007 financial statements should no longer be relied upon and no reliance should be placed upon KPMG’s audit report dated March 20, 2008, or its report dated March 20, 2008 on the effectiveness of internal control over financial reporting as of December 31, 2007, as contained in the company’s 2007 10-K.

The company will determine what changes need to be made to its 2007 10-K and expects the changes may include additional footnote disclosure in the audited financial statements regarding amendments to its bank credit facility, footnote disclosure regarding going concern considerations, and updates to certain other disclosures relating to the amendments to the bank credit facility and the company’s liquidity and financial condition. KPMG is also expected to amend its audit report dated March 20, 2008. However, the company does not expect there to be any changes to its 2007 financial results.

The company is notifying The Nasdaq Stock Market that it will not timely file its first quarter 2008 10-Q with the Securities Exchange Commission. As a result of the delayed filing, NexCen will not be in compliance with the Nasdaq Marketplace Rule 4310(c)(14) that requires that the company timely file all required reports with the SEC to satisfy continued listing.

The company intends to file its first quarter 2008 10-Q and to amend its 2007 10-K, to the extent required, as promptly as possible following the resolution of the aforementioned matters.

Strategic Alternative Review
NexCen also announced today that the company is actively exploring all strategic alternatives to enhance its liquidity, including potential capital market transactions, the possible sale of one or more of its businesses, and discussions with the company’s lender. In addition, the company will take immediate steps to reduce operating expenses.

Preliminary Selected First Quarter 2008 Operating Results
The company also reported today the following preliminary financial results for the first quarter ended March 31, 2008. First quarter 2008 results reflect the significant number of acquisitions completed during 2007 and the acquisitions of Shoebox New York and Great American Cookies completed in January 2008.

The company expects to report revenues of $13.9 million in the first quarter of 2008 compared with $3.9 million in the first quarter of 2007 and $10.2 million in the fourth quarter of 2007.

Additional preliminary first quarter results include:
•	Royalty revenue of $5.6 million versus $2.2 million in the first quarter last year.
•	Licensing revenue of $3.7 million versus $1.6 million in the prior year first quarter.
•	Manufacturing (cookie-dough) revenue of $3.1 million from Great American Cookies which was acquired in January 2008.
•	Franchisee fee revenue of $1.6 million versus $0.1 million in the first quarter last year.
•	The pipeline of letters of intent for new franchise stores grew during the first quarter from 151 to 410 stores.
•	Total store count at the end of the first quarter was 1,905 stores.

NexCen’s prior guidance for its expected financial results for 2008 is no longer applicable.

Conference Call
We will host a conference call today at 9:00 a.m. ET. A live webcast of the conference call will be available at the NexCen website, www.nexcenbrands.com, or www.InvestorCalendar.com. You may participate on the call at the following telephone numbers: (877) 407-8033 (domestic); (201) 689-8033 (international). No access code is required.
A replay of the call will be available through May 26. To access the replay, please call (877) 660-6853 (domestic) or (201) 612-7415 (international); account # 286; conference ID 283880. An online archive will also be available on the company’s website for at least 30 days.

About NexCen Brands
NexCen acquires and manages global brands, generating revenue through licensing and franchising. We currently own and license the Bill Blass and Waverly brands, as well as seven franchised brands. Two franchised brands - The Athlete’s Foot and Shoebox New York - sell retail footwear and accessories. Five are quick-service restaurants - Marble Slab Creamery, MaggieMoo’s, Pretzel Time, Pretzelmaker, and Great American Cookies.

The company licenses and franchises its brands to a network of leading retailers, manufacturers and franchisees that generate $1.3 billion in retail sales in more than 50 countries around the world. Our franchisees operate approximately 1,900 franchised stores. Franchisee support and training is provided at NexCen University, a state-of-the-art facility located in Atlanta.

Forward-Looking Statement Disclosure
This press release contains “forward-looking statements,” as such term is used in the Securities Exchange Act of 1934, as amended. Such forward-looking statements include those regarding expectations for the development of our business, plans to expand the offerings of our brands and businesses, expectations for the future performance of our brands and comments about estimated or anticipated future financial results. When used herein, the words “anticipate,” “believe,” “estimate,” “intend,” “may,” “will,” “expect” and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of future performance or results. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include: (1) as a result of our inability to file our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 within the required timeframe and the possible need to amend our Annual Report on Form 10-K for the year ended December31, 2007, it is possible that we may be subject to the Nasdaq delisting proceedings, governmental investigations and third-party claims, (2) our acquisitions may not be successful, may involve unanticipated costs or difficulties or delays in being integrated with our existing operations, or may disrupt our existing operations, (3) we may not be successful in operating or expanding our brands or integrating our acquisitions into our overall business strategy, (4) any failure to meet our debt obligations would adversely affect our business and financial conditions, and our need for additional near-term liquidity could result in a sale of one or more of our businesses at less than an optimal price or an inability to continue to operate one or more of our businesses, (5) our marketing, licensing and franchising concepts and programs may not result in increased revenues, expansion of our franchise network or increased value for our trademarks and franchised brands, (6) we depend on the success of our licensees and franchisees for future growth, (7) our near-term liquidity needs and the impact of our failure to file our required periodic reports on a timely basis may adversely affect our ability to retain existing, or attract new, employees, franchisees, and licenses, (8) our near term liquidity needs may be higher or lower than our current expectations and (9) other factors discussed in our filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.